Filed pursuant to Rule 424(b)(5)

Registration No. 333-295085

PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 24, 2026)

Jupiter Neurosciences, Inc.

307,692 Shares of Common Stock

We are offering to certain investors 307,692 shares of our common stock, par value $0.0001 per share (“common stock”), at an offering price of $6.50 per share of common stock.

We have retained D. Boral Capital LLC. (“D. Boral”) as the placement agent (the “Placement Agent”) with respect to this Offering. The Placement Agent is not purchasing or selling any shares of common stock offered hereby, nor is the Placement Agent required to arrange for the purchase or sale of any specific number or dollar amount of shares of common stock, but they have agreed to use their best efforts to arrange for the sale of all of the shares of common stock. The Company has agreed to pay the Placement Agent a fee in cash equal to 7.0% of the gross proceeds from the sale of the shares of common stock to the investors. The Company also agreed to reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $75,000.

We are an “emerging growth company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. Our shares of common stock are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “JUNS.” The last sale price of our shares of common stock on August 20, 2026 was $5.17 per share.

On August 6, 2026, we effected a 1-for-75 reverse stock split pursuant to which every 75 shares of our issued and outstanding common stock were reclassified as one share of common stock (the “Reverse Stock Split”). The Reverse Stock Split had no impact on the par value of our common stock or the authorized number of shares of our common stock. Unless otherwise indicated, all share and per share information in this prospectus supplement is adjusted to reflect the effect of the Reverse Stock Split.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and page 5 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was determined to be $12,163,998 based on 912,909 shares of common stock outstanding, of which 579,238 are held by non-affiliates, and the closing sale price of our shares of common stock on Nasdaq of $21.00 on June 26, 2026, which is within 60 days of the date of this prospectus supplement. Upon any sale of shares of common stock under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3. During the prior twelve calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have sold $2,000,000.24 of our securities pursuant to General Instruction I.B.6 of Form S-3.

	Per Share	Total
Offering Price	$6.50	$1,999,998.00
Placement Agent Fees(1)	$0.455	$139,999.86
Proceeds, before expenses, to us(2)	$6.045	$1,859,998.14

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds received for the securities sold in this offering to the investors. See “Plan of Distribution” for additional disclosure regarding placement agent’s compensation.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about August 24, 2026.

D. Boral Capital LLC

The date of this prospectus supplement is August 21, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We and the placement agent do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We and the placement agent are not making an offer to sell our securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus supplement contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (Registration No. 333-295085) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $100,000,000. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find Additional Information” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein include important information about us, this offering and our securities and other information you should know before investing. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. We are not, and the placement agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the placement agent do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying prospectus, and the financial statements and the other information incorporated by reference in the accompanying prospectus, before making an investment decision.

Unless otherwise stated in this prospectus supplement, “Jupiter,” “JUNS,” “we,” “us,” “our,” or “the Company,” and similar terms refer to Jupiter Neurosciences, Inc.

S-1

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and incorporated by reference in this prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus supplement and the other documents or reports incorporated by reference in this prospectus supplement, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our substantial amount of indebtedness associated with the convertible promissory notes issued in connection with the Standby Equity Purchase Agreement may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness;
●	low trading volume in our common stock may limit or prevent our ability to draw on the Standby Equity Purchase Agreement to pay down the convertible promissory notes;
●	we have not generated meaningful revenue from product sales to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future;
●	our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2025, and 2024;
●	we will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts;
●	raising additional capital may cause substantial dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates;
●	the development, commercialization and regulatory approval of ALA-002 pursuant to the definitive license agreement with PharmAla Biotech Holdings Inc. entered into on July 20, 2026, and the achievement and timing of milestone payments and royalties thereunder;
●	our business and future prospects with the Nugevia brand and our pharmaceutical products are significantly dependent on our exclusive, worldwide license agreement with Aquanova. Any adverse development related to this license agreement could materially and adversely affect our operations, financial condition, and results of operations;
●	clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidate may not demonstrate safety and efficacy to the satisfaction of the U.S. Food and Drug Administration (“FDA”), European Medicines Agency (“EMA”) or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates;
●	we have limited resources and are currently focusing the majority of our efforts on developing JOTROL™ for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable;

S-2

●	we face significant competition and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the products we develop, our commercial opportunities will be negatively impacted;
●	we may not be successful in our efforts to develop our proprietary drug delivery platform, JOTROL™, to build a pipeline of indications;
●	the FDA, EMA and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction;
●	we may face difficulties from changes to current regulations and future legislation;
●	our success is highly dependent on our ability to attract and retain highly skilled executive officers and employees;
●	the Company’s failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of its securities;
●	the price of our common stock could be subject to rapid and substantial volatility. A “short squeeze” due to a sudden increase in demand for shares of our common stock could lead to extreme price volatility in shares of our common stock. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading;
●	the effects of the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide from the conflict between Russia and Ukraine as well as the conflict in the Middle East; and
●	other factors described from time to time in documents that we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in the accompanying prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in this prospectus supplement and in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-10 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Jupiter Neurosciences, Inc. is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company is advancing a therapeutic pipeline targeting central nervous system (“CNS”) disorders and rare diseases, while also expanding into the consumer market with its Nugevia™ product line. Both efforts are powered by JOTROL™, Jupiter’s proprietary, enhanced resveratrol formulation that has demonstrated potential for significantly improved bioavailability in an FDA regulated Phase I study. The Company’s therapeutic development pipeline is focused broadly on CNS disorders, presently with a Phase IIa clinical study in Parkinson’s disease. The Company’s Nugevia product line brings cutting edge science to the supplement space, supporting mental clarity, skin health, and mitochondrial function.

The Company completed preclinical studies at the University of Miami for Parkinson’s Disease in 2021. These studies used a validated mouse model to mimic human disease characteristics. JOTROL™ demonstrated consistent improvements in motor coordination, endurance, and strength across multiple endpoints in a validated Parkinson’s disease model, with statistically significant benefits versus untreated disease controls. The promising results have led the Company to initiate a Phase IIa clinical trial for Parkinson’s Disease, which received final IND approval by the FDA in November of 2025 and is expected to start in the second quarter of 2026, with results anticipated 12 months later. The Company also aims to investigate other CNS indications, such as Mild Cognitive Impairment (“MCI”) and Alzheimer’s disease, following the Parkinson’s study.

The Company believes, based on pre-clinical and clinical studies, that high doses of resveratrol are necessary for potential therapeutic effects. Currently available resveratrol products cannot reach these levels without causing severe gastrointestinal side effects. Human studies evaluating resveratrol in Alzheimer’s patients (Turner et al 2015) and Friedreich’s Ataxia patients (Yu et al 2015) indicate the concentration of resveratrol at its peak (CMax) measured in blood plasma should be 300 ng/ml or higher for a potential therapeutic effect. A Phase 1 study with 500mg of resveratrol as a maximum dose in the JOTROL™ formulation showed levels of resveratrol exceeding 800 ng/ml without generating any severe adverse events (AAPS Open 2022). Resveratrol was shown in the Turner Alzheimer’s study to cross the blood-brain barrier, possibly indicating a potential for positive effects on oxidative stress and inflammation. Subsequent analysis published in Molecular Science 2025 (Mousa et al) further indicates that resveratrol may have an impact on neurodegeneration and neuroinflammation in Alzheimer’s patients.

Over the past two years, JOTROL™ has garnered significant interest from Asian organizations. This interest is partly due to resveratrol’s use in Asian herbal medicines, recent patent approvals in Hong Kong and China, and China’s list of rare disease indications where JOTROL™ could be applicable. Additionally, recent publications in the Journal of Alzheimer’s Disease and AAPS Open, along with the projected growth of the Traditional Chinese Medicine market, have contributed to this interest.

The Company has entered service agreements with firms in Hong Kong to accelerate product development in Southeast Asia. These agreements aim to leverage local expertise and networks to facilitate market entry and potential out-licensing deals. The Company entered into an agreement with Dominant Treasure Health to expand its business development in China, Malaysia, and Singapore, aiming to penetrate the large and challenging Asian market.

S-4

In March 2025, the Company unveiled a new strategic initiative to introduce Nugevia—a consumer-oriented product line dedicated to longevity and wellness. This initiative aims to meet the rising demand for scientifically backed wellness solutions by developing nutritional products that support both longevity and health span. Positioned within a rapidly growing global industry expected to reach $8 trillion by 2030, Nugevia products will leverage Jupiter’s proprietary JOTROL™ technology, a resveratrol-based platform that is designed to deliver an increase in the bioavailability profile of resveratrol.

The first products under the Nugevia brand, focusing on supporting longevity and health span are available for sale and shipments began in the fourth quarter of 2025 through a direct-to-consumer model. The products are:

●	Nugevia GLO (“GLO”), which helps promote and support cellular functions and skin vitality;

●	Nugevia MND (“MND”), which supports cognitive resilience; and

●	Nugevia PWR (“PWR”), which helps support mitochondrial function, which is a key for sustained growth and performance.

The three debut formulations—GLO, MND, and PWR—are designed to support wellness and longevity through intelligent stacking of synergistic ingredients, all enhanced for optimal absorption via the JOTROL™ system.

The Company plans to market these products in the U.S. and internationally.

Nugevia’s launch is a pivotal move to monetize Jupiter’s proprietary science, support ongoing clinical trials, and capture a share of the booming longevity market.

The Company operates through two segments: (i) the sale of premium nutritional supplements under the Nugevia brand, and (ii) pharmaceutical operations centered on the development of drug candidates.

Recent Developments

Reverse Stock Split

On August 6, 2026, we effected a reverse stock split of our common stock at a ratio of 1-for-75 (the “Reverse Split”). Upon the effectiveness of the Reverse Split, every 75 issued shares of common stock were reclassified and combined into one share of common stock. In addition, the number of shares of common stock issuable upon the exercise of the Company’s equity awards and convertible securities and warrants was proportionally decreased, and the corresponding conversion price or exercise price was proportionally increased. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share are entitled to receive cash in lieu thereof.

PharmAla License Agreement

On July 20, 2026, the Company entered into a definitive Strategic Asset License Agreement (the “License Agreement”) with PharmAla Biotech Holdings Inc. (“PharmAla”). Pursuant to the License Agreement, PharmAla granted Jupiter an exclusive royalty-bearing, sublicensable (subject to restrictions on sublicenses to persons engaged in a competing business without PharmAla’s prior written consent) license under PharmAla’s licensed intellectual property (including patents, know-how and regulatory documentation) to develop, manufacture and commercialize products incorporating or derived from ALA-002 (each, a “Licensed Product”), for all human therapeutic, prophylactic, palliative, diagnostic and supportive uses, solely in the United States of America, including its territories, possessions and commonwealths, and including Puerto Rico (the “Territory”). The license also permits Jupiter to manufacture Licensed Products outside the Territory solely for import and sale into the Territory. PharmAla retains all rights to ALA-002 and the licensed intellectual property outside the Territory. In connection with the license, PharmAla has agreed to make available to the Company certain licensed know-how, manufacturing and analytical information, and regulatory documentation reasonably necessary or useful for the Company to develop, manufacture and commercialize Licensed Products in the Territory. The License Agreement supersedes the non-binding summary of proposed terms (the “Term Sheet”) that the Company and PharmAla entered into on May 19, 2026. The License Agreement was executed on July 20, 2026 and became effective on July 21, 2026 following the satisfaction of specified conditions precedent, including payment of the Initial Cash Consideration (as defined below) and release of the escrow deposit to PharmAla.

S-5

Pursuant to the License Agreement, Jupiter agreed to pay PharmAla an aggregate upfront payment of $3,333,333 (the “Upfront Payment”), comprised of (i) $1,500,000 in cash that was paid on July 21 (the “Initial Cash Consideration”), less a $600,000 escrow deposit previously made under the May 19, 2026 escrow agreement, which was released to PharmAla and credited dollar-for-dollar against the cash consideration, and (ii) $1,833,333 payable in shares of Jupiter common stock (the “Equity Consideration”). Jupiter may elect to pay all or any portion of the Equity Consideration in cash. The Initial Cash Consideration was payable as a condition precedent to the effective date of the License Agreement which became effective on July 21, 2026. On August 20, 2026 (30 days after the effective date), 132,867 shares of common stock were issued to PharmAla based on the volume-weighted average price (“VWAP”) of Jupiter’s shares of common stock for the 20 consecutive trading days ending on the trading day immediately preceding the issuance date, subject to a Nasdaq 19.99% exchange cap. The License Agreement includes a VWAP reset mechanic pursuant to which if the VWAP during the pricing window is less than the initial issuance price, Jupiter is required to issue additional shares (or, if the price falls below the Equity Floor Price, pay cash) to ensure PharmAla receives the full value of the Equity Consideration (the “VWAP Reset Mechanic”). The shares are subject to a 120-day lock-up period and registration rights, including Jupiter’s obligation to file a registration statement within 30 days following the issuance date.

Jupiter is obligated to pay PharmAla development milestone payments totaling up to $23,333,333, comprised of (i) $3,333,333 upon first dosing of the first patient in a Phase 3 clinical trial of a Licensed Product in the Territory (payable fifty percent (50%) in cash and fifty percent (50%), at PharmAla’s election, in cash or Jupiter Shares) and (ii) $20,000,000 upon first FDA approval of an NDA for a Licensed Product (payable in cash). Each development milestone payment is payable only once.

Jupiter is obligated pay PharmAla commercialization milestone payments totaling up to $73,333,333, comprised of (i) $10,000,000 upon first achievement of $333,333,333 in net sales in the Territory, (ii) $30,000,000 upon first achievement of $1,000,000,000 in net sales in the Territory, and (iii) $33,333,333 upon first achievement of $2,000,000,000 in net sales in the Territory. Each commercialization milestone payment is payable only once.

Beginning with the calendar quarter in which the third commercialization milestone becomes payable, Jupiter is obligated pay PharmAla a royalty of 3% of net sales of Licensed Products in the Territory during the term of the License Agreement.

Jupiter has the exclusive right and obligation to develop Licensed Products in the Territory and must use commercially reasonable efforts, at its sole cost and expense, to develop, obtain regulatory approval for, and commercialize Licensed Products in the Territory, including conducting clinical trials, making regulatory filings, and achieving first commercial sale within six months following NDA approval. Jupiter must also deliver quarterly progress reports to PharmAla during the development period.

Jupiter has sole and exclusive responsibility for manufacturing ALA-002 and Licensed Products for use in the Territory. At Jupiter’s request, PharmAla has agreed to arrange a supply of GMP-grade ALA-002 drug substance and/or drug product under a separate supply agreement to be negotiated on customary terms.

Unless earlier terminated, the License Agreement continues in perpetuity. Either party may terminate the License Agreement for an uncured material breach after a 90-day cure period (five Business Days for certain critical payment obligations, including the Upfront Payment, cash consideration payable as a condition to the effective date, and amounts payable in connection with the VWAP Reset Mechanic or the Nasdaq exchange cap, and 30 days for all other payment obligations). Either party may terminate immediately upon the other party’s insolvency or bankruptcy. PharmAla may terminate upon 90 days’ notice if Jupiter fails to achieve development milestones by applicable deadlines (subject to specified extensions) and such failure remains uncured. Jupiter may not consummate a change of control involving a competing business without PharmAla’s prior written consent, and PharmAla may terminate immediately if such a transaction is consummated without consent. Jupiter may terminate for convenience upon at least 180 days’ prior written notice, without relieving accrued payment obligations.

Registered Direct Offering

On May 20, 2026, the Company entered into a Securities Purchase Agreement with the investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investors, 95,238 shares (the “Shares”) of common stock at a price of $21.00 per share, for aggregate gross proceeds to the Company of approximately $2.0 million before deducting the placement agent’s fees and related offering expenses. The Shares were offered by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-295085), which was filed with the SEC on April 16, 2026, and was declared effective by the SEC on April 24, 2026.

S-6

Standby Equity Purchase Agreement and Convertible Promissory Notes

On October 24, 2025, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, we have the right, but not the obligation, to issue and sell to Yorkville, from time to time, up to $20.0 million of shares of our common stock (the “SEPA Shares”), subject to certain limitations and conditions set forth in the SEPA.

In addition, pursuant to the SEPA, we may request, and Yorkville may, in its sole discretion, elect to provide, one or more prepaid advances (each, a “Prepaid Advance” and collectively, the “Prepaid Advances”), pursuant to which Yorkville would advance funds to us and we would issue to Yorkville a promissory note evidencing such Prepaid Advance. We requested, and Yorkville funded, two Prepaid Advances in an aggregate amount of $6.0 million as described below. Each Prepaid Advance is expected to be repaid through the issuance of SEPA Shares at a price per share determined in accordance with the terms of the SEPA, which is generally based on a discount to the prevailing market price of our common stock during a specified pricing period, unless earlier repaid in cash at our option, subject to the terms of the SEPA. Accordingly, the number of SEPA Shares issuable upon settlement of any Prepaid Advance will depend on the market price of our common stock at the time of such settlement and cannot be determined at the time such Prepaid Advance is made or thereafter until settlement.

As consideration for Yorkville’s commitment to purchase common stock at the Company’s direction pursuant the SEPA, the Company (i) paid to Yorkville a cash “structuring fee” in the amount of $25,000 and (ii) upon execution of the SEPA, issued to Yorkville 1,759 Commitment Shares, which have a total aggregate dollar value equal to $200,000, or 1.0% of Yorkville’s $20.0 million aggregate purchase commitment under the SEPA (each Commitment Share valued at approximately $113.72 per share, representing the VWAP on October 23, 2025, the trading day immediately prior to the date of execution of the SEPA, rounded to the nearest whole share).

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville provided us with a Prepaid Advance of $6.0 million, funded in two tranches, in exchange for our issuance of convertible promissory notes (each, a “Convertible Note” and collectively, the “2025 Convertible Notes” or “2025 Notes”). On October 27, 2025, we received the first tranche of the Prepaid Advance in the amount of $3,720,000 and issued to Yorkville a Convertible Note in the principal amount of $4.0 million (the “First Convertible Note”), which was issued with an original issue discount of 7.0%. The First Convertible Note is initially convertible into shares of our common stock at a fixed conversion price of $112.50 per share.

Subsequently, upon satisfaction of the applicable conditions, on December 23, 2025 we received the second tranche of the Prepaid Advance in the amount of $1,860,000 and issued to Yorkville a Convertible Note in the principal amount of $2.0 million (the “Second Convertible Note”), which was issued with an original issue discount of 7.0% and is initially convertible into shares of our common stock at a fixed conversion price of $112.50 per share.

Interest accrues on the outstanding balance of each Convertible Note at a rate of 8% per annum, subject to an increase to 18% upon the occurrence of certain events of default, and each Convertible Note matures on October 24, 2026.

We and Yorkville also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file with the SEC a registration statement registering the resale by Yorkville of the SEPA Shares, including SEPA Shares issuable upon settlement of the Prepaid Advances. On November 26, 2025, we filed a registration statement on Form S-1 (File No. 333-291832) with the SEC (the “Registration Statement”) for the resale by Yorkville of 133,333 SEPA Shares, which was declared effective by the SEC on December 11, 2025.

As of the date of this prospectus supplement, approximately $0.65 million aggregate principal amount of the Convertible Notes remains outstanding and we have issued and sold approximately 292,000 SEPA Shares to Yorkville pursuant to the SEPA, including SEPA Shares issued in connection with the settlement of Prepaid Advances and upon conversion of the Convertible Notes, for aggregate net proceeds to us of approximately $5.2 million. We may continue to issue SEPA Shares to Yorkville pursuant to the SEPA, including in connection with any outstanding or future Prepaid Advances or conversions of Convertible Notes, subject to the terms and conditions of the SEPA.

S-7

Note payable, related party

On October 1, 2025, the Company repaid in full the unsecured, on demand working capital loan from its Chief Executive Officer, which accrued interest at 3% per annum. The repayment consisted of the outstanding principal balance of $146,432 and accrued but unpaid interest of $4,350, for an aggregate payment of $150,782. Following the repayment, no amounts remained outstanding under the loan.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is $1.235 billion or more, or our non-convertible debt issued within a three year period exceeds $1 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus supplement, accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information

We are currently incorporated in the State of Delaware. Our principal executive offices are located at 1001 North US Hwy 1, Suite 504, Jupiter, Florida 33477, and our telephone number is (561) 406-6154. Our website address is www.jupiterneurosciences.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

S-8

THE OFFERING

Issuer	Jupiter Neurosciences, Inc.

Common Stock Offered	307,692 shares.

Common Stock to Be Outstanding Immediately Following This Offering	1,220,601 shares.

Use of Proceeds	We expect to receive net proceeds of approximately $1.74 million from this offering after deducting the placement agent’s fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See the section titled “Use of Proceeds” on page S-14.

Risk Factors

See the sections titled “Risk Factors” commencing on page S-10 of this prospectus supplement and on page 5 in the accompanying prospectus and the Annual Report incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	“JUNS”.

The number of shares of our common stock to be outstanding after this offering is based on 912,909 shares of our common stock outstanding as of August 20, 2026, and excludes, as of that date, the following:

●	210,129 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $63.57 per share;
●	1,333 shares of our common stock issuable upon settlement of outstanding restricted stock units;
●	28,749 shares of common stock reserved for future issuance pursuant to future awards under our 2016 Equity Incentive Plan;
●	19,200 shares of common stock reserved for future issuance pursuant to future awards under our 2021 Equity Incentive Plan;
●	13,961 shares of common stock reserved for future issuance pursuant to future awards under our 2023 Equity Incentive Plan;
●	64,131 shares of common stock reserved for future issuance pursuant to future awards under our 2025 Equity Incentive Plan;
●	97,920 shares of common stock sold pursuant to the SEPA at an average price of $8.17; and
●	132,867 shares of common stock issued to PharmAla pursuant to the License Agreement based on a volume-weighted average price of $6.6945.

S-9

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 10-K filed with the SEC, together with the other information included in this prospectus supplement and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our common stock could decline and you could lose all or a part of your investment.

Risks Related to this Offering and our Securities

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. As of June 30, 2026, our net tangible book value was approximately $(0.37) million, or $(0.55) per share. As of June 30, 2026, our pro forma net tangible book value would have been approximately $1.91 million, or $1.89 per share, after giving effect to (i) the issuance of 213,333 shares of common stock pursuant to the SEPA at a weighted average price of $10.69 per share subsequent to June 30, 2026, for net proceeds of approximately $2.28 million, and (ii) the issuance of 132,867 shares of common stock to PharmAla pursuant to the License Agreement. Based on the sale of 307,692 shares of common stock at an offering price of $6.50 per share and our pro forma net tangible book value as of June 30, 2026, and after deducting fees, commissions and offering expenses payable by us, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $3.73 per share with respect to the net tangible book value of our shares of common stock.

We have limited cash resources and will need additional financing to continue our operations; if we are unable to obtain sufficient capital, satisfy our obligations under our financing arrangements or consummate strategic transactions, we may be forced to significantly curtail or cease operations and may seek protection under bankruptcy or insolvency laws or pursue a liquidation, dissolution or wind-down.

Our current cash balance is not sufficient to fund our planned operations and satisfy our obligations for the next twelve months, and we will require substantial additional capital to continue operating our business. This offering is an important component of our financing plan. However, there can be no assurance that this offering will be completed on the anticipated terms, in the anticipated amount, or at all, or that we will be able to obtain additional debt or equity financing when needed or on acceptable terms.

If we are unable to complete this offering or otherwise raise sufficient additional capital in the near term, we may be required to significantly reduce, delay, or discontinue our operations, reduce headcount, defer or terminate development or commercialization activities, sell or license assets on unfavorable terms, or pursue other strategic alternatives. These alternatives may not be available on acceptable terms, or at all, and may not provide sufficient liquidity to enable us to continue as a going concern.

If we are unable to obtain adequate financing or consummate a strategic transaction, we may be forced to seek protection under applicable bankruptcy or insolvency laws or pursue a liquidation, dissolution, wind-down, or similar proceeding. In that event, holders of our common stock could lose all or substantially all of their investment, and any recovery by stockholders would depend on the amount, if any, remaining after the satisfaction of our obligations to creditors and any holders of securities senior to our common stock.

S-10

The Company’s failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of its securities.

Our common stock is currently listed for trading on Nasdaq. On March 21, 2025, the Company received a written notice from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. Listing Rule 5550(a)(2) requires the registrant to maintain a minimum bid price of $1.00 USD per share for its securities listed on the NASDAQ, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s shares for the 30 consecutive business days prior to that notice (February 6, 2025, through March 20, 2025), the Company did not meet the Minimum Bid Price Requirement.

Subsequently, on February 26, 2026, the Company received additional written notices (the “Notices”) from Nasdaq indicating that the Company is not in compliance with (i) the Minimum Bid Price Requirement and (ii) the minimum market value of listed securities requirement set forth under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). Based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to the Notices (January 13, 2026 through February 25, 2026), the Company did not meet the Minimum Bid Price Requirement. In addition, based on Nasdaq’s review of the Company’s market value of listed securities for the 30 consecutive business days ended February 26, 2026, the Company did not meet the MVLS Requirement.

Pursuant to Nasdaq Listing Rules 5810(c)(3)(A) and 5810(c)(3)(C), the Company has 180 calendar days, or until August 25, 2026, to regain compliance with both the Minimum Bid Price Requirement and the MVLS Requirement. To regain compliance with the Minimum Bid Price Requirement, the Company’s common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days (or such longer period, up to 20 consecutive business days, as Nasdaq may require). To regain compliance with the MVLS Requirement, the Company’s market value of listed securities must be at least $35 million for a minimum of 10 consecutive business days.

On August 6, 2026, the Company effected a 1-for-75 reverse stock split (the “Reverse Stock Split”) of its common stock, which was approved by the Company’s stockholders at the annual meeting of stockholders held on July 22, 2026. The Reverse Stock Split became effective at 4:01 p.m. Eastern Time on August 6, 2026, and the Company’s common stock began trading on a split-adjusted basis on The Nasdaq Capital Market on August 7, 2026 under the ticker symbol “JUNS.” The Reverse Stock Split was intended to increase the per share trading price of the Company’s common stock to enable the Company to regain compliance with the Minimum Bid Price Requirement. Although the Company effected the Reverse Stock Split to address the Minimum Bid Price Requirement deficiency, there can be no assurance that the closing bid price of the Company’s common stock will remain at or above $1.00 per share for the requisite period, or at all, following the Reverse Stock Split.

If the Company does not regain compliance with the Minimum Bid Price Requirement by August 25, 2026, the Company may be eligible for an additional 180-day compliance period, provided that it meets all other initial listing standards for The Nasdaq Capital Market, other than the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency. If the Company does not regain compliance with the MVLS Requirement within the applicable compliance period, Nasdaq will provide notice that the Company’s common stock is subject to delisting. In such event, the Company may appeal the delisting determination to a hearings panel. The Reverse Stock Split does not directly address the MVLS Requirement, which is based on the aggregate market value of the Company’s listed securities rather than the per share bid price, and there can be no assurance that the Company will regain compliance with the MVLS Requirement by the August 25, 2026 deadline.

The receipt of the Notices has no immediate effect on the listing of the Company’s common stock, and the common stock will continue to trade on Nasdaq under the symbol “JUNS” during the applicable compliance periods. However, there can be no assurance that the Company will be successful in regaining or maintaining compliance with the Nasdaq continued listing requirements. If the Company fails to regain compliance and its securities are delisted from Nasdaq, such delisting could adversely affect the market liquidity of the Company’s common stock, the ability of the Company to raise capital, and the price at which the common stock trades.

S-11

If Nasdaq delists the Company’s common stock, the Company’s liquidity and market price could be affected.

Our common stock is currently listed on Nasdaq. If we do not regain compliance, our common stock may begin trading on an over-the-counter market, such as the OTCQB or the OTC Pink. Trading on such markets is characterized by lower trading volumes, fewer market makers and greater price volatility compared to trading on a national securities exchange. As a result, a delisting could reduce the liquidity of our common stock, result in decreased institutional investor interest and may impair a stockholder’s ability to sell or purchase shares of our common stock. In addition, delisting could impair our ability to raise additional capital.

Our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2025 and 2024.

Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal year ended December 31, 2025 and 2024.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business.

If we sell additional shares of common stock in future financings, shareholders may experience immediate dilution and, as a result, our share price may decline.

We may from time to time issue additional shares of common stock at a discount from the current market price of our common stock. As a result, our shareholders would experience immediate dilution upon the purchase of any shares of common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue shares of common stock or securities convertible or exercisable into shares of common stock, our shareholders would experience additional dilution and, as a result, our share price may decline.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for working capital and general corporate purposes. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

An active trading market for our shares may not be sustained.

Although our shares are listed on Nasdaq, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

S-12

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. The trading price of our common stock is highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the trading price of our common shares, regardless of our actual operating performance. As a result, the market price for our shares may not necessarily be a reliable indicator of our fair market value. The price at which our shares trade may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

If our shares become subject to the penny stock rules, it may be more difficult to sell our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our shares is less than $5.00 and our shares are no longer listed on a national securities exchange such as Nasdaq, our shares may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our shares, and therefore shareholders may have difficulty selling their shares.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to timely delivery of securities and indemnification for breach of contract.

We do not intend to pay any dividends on our common stock at this time.

We have not paid any cash dividends on our common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

S-13

USE OF PROCEEDS

We expect to receive net proceeds of approximately $1.74 million from this offering, after deducting the placement agent’s fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with this offering for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

S-14

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

As of June 30, 2026, our historical net tangible book value was $(0.37) million, or $(0.55) per share of common stock. Our historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of common stock as of June 30, 2026.

Our pro forma net tangible book value as of June 30, 2026 was $1.94 million, or $1.89 per share of common stock. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2026, after giving effect to (i) the issuance of 213,333 shares of common stock pursuant to the SEPA at an average price of $10.69 per share subsequent to June 30, 2026, for net proceeds of approximately $2.28 million, and (ii) the issuance of 132,867 shares of common stock to PharmAla pursuant to the License Agreement (collectively, the “pro forma adjustments”).

After giving further effect to the sale of shares of 307,692 common stock at an offering price of $6.50 per share, and after deducting fees, commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been $3.65 million, or $2.77 per share of common stock. This amount represents an immediate increase in pro forma net tangible book value of $0.88 per share to our existing stockholders and an immediate dilution of $3.73 per share to investors participating in this offering. We determine dilution per share to investors participating in this offering by subtracting pro forma as adjusted net tangible book value per share after this offering from the offering price per share paid by investors participating in this offering.

Public offering price per share		$6.50
Net tangible book value per share as of June 30, 2026	$(0.55)
Increase in net tangible book value per share attributable to pro forma adjustments	2.44
Pro forma net tangible book value per share as of June 30, 2026	1.89
Increase in pro forma net tangible book value per share attributable to new investors in this offering	0.88
Pro forma as adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering	2.77
Dilution per share to new investors in this offering		$3.73

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock to be outstanding after this offering is based on 664,670 shares of our common stock outstanding as of June 30, 2026, and excludes, as of that date, the following:

•	203,833 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $65.33 per share;
•	1,333 shares of our common stock issuable upon settlement of outstanding restricted stock units;
•	28,749 shares of common stock reserved for future issuance pursuant to future awards under our 2016 Equity Incentive Plan;
•	19,200 shares of common stock reserved for future issuance pursuant to future awards under our 2021 Equity Incentive Plan;
•	13,961 shares of common stock reserved for future issuance pursuant to future awards under our 2023 Equity Incentive Plan;
•	82,165 shares of common stock reserved for future issuance pursuant to future awards under our 2025 Equity Incentive Plan;
●	213,333 shares of common stock issued pursuant to the SEPA subsequent to June 30, 2026 at an average price of $10.69; and
●	132,867 shares of common stock issued to PharmAla pursuant to the License Agreement based on a volume-weighted average price of $6.6945.

S-15

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of common stock. The following description of our shares of common stock summarizes the material terms and provisions thereof, including the material terms of the shares of common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “JUNS.” Our transfer agent is Equiniti Trust Company.

S-16

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated as of August 21, 2026, we have engaged D. Boral Capital LLC (“D. Boral”) to act as our exclusive placement agent in connection with this offering. Under the terms of the placement agency agreement, D. Boral has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale of our securities pursuant to this prospectus supplement and the accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, D. Boral and prospective investors. The placement agency agreement does not give rise to any commitment by D. Boral to purchase or sell any of our securities, and D. Boral will have no authority to bind us by virtue of the placement agency agreement. D. Boral may retain other underwriters, brokers, dealers, or agents to assist with the offering.

D. Boral proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more purchasers through a securities purchase agreement directly between such purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver the securities being offered pursuant to this prospectus supplement and accompanying prospectus on or about August 24, 2026, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay to D. Boral a cash fee of approximately $140,000, or the aggregate of 7.0% of the aggregate purchase price of our securities sold in this offering to the investors. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share of Common Stock	Total
Offering price	$6.50	$1,999,998.00
Placement agent fees	$0.455	$139,999.86
Proceeds, before expenses, to us	$6.045	$1,859,998.14

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $120,000, which includes$50,000 of legal fees and expenses that we have agreed to reimburse D. Boral in connection with this offering.

Regulation M Restrictions

D. Boral may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as our exclusive placement agent might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, D. Boral would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by D. Boral acting as exclusive placement agent. Under these rules and regulations, D. Boral may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “JUNS.”

Lock-Up

Pursuant to the terms of the securities purchase agreement and subject to certain exceptions, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on the date of this prospectus supplement and expiring 30 days from the closing date of this offering, subject to certain exceptions.

S-17

Tail

We also have granted D. Boral a tail cash fee equal to 7% of the gross proceeds in any bona fide capital raise from the sale of any equity, debt and/or equity derivative instruments to any person actually introduced by the placement agent to the Company at any time during the term of the placement agency agreement or within the sixty (60) day period following the expiration or termination of the term of the placement agency agreement.

We have agreed to indemnify D. Boral and specified other persons against certain liabilities relating to or arising out of D. Boral’s activities under the placement agency agreement and to contribute to payments that D. Boral may be required to make in respect of such liabilities.

The placement agency agreement with D. Boral may be terminated for cause by us in compliance with FINRA rules. Otherwise, the placement agency agreement will terminate upon expiration of its term.

Electronic Distribution

This prospectus supplement and accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Company and/or D. Boral or by their respective affiliates. Other than this prospectus supplement and accompanying prospectus in electronic format, the information on the Company’s and/or D. Boral’s websites and any information contained in any other websites maintained by the Company and/or D. Boral is not part of this prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us or D. Boral, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement with D. Boral nor the securities purchase agreement. See “Where You Can Find Additional Information”.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-18

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The balance sheet of Jupiter Neurosciences, Inc. as of December 31, 2025, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of Jupiter Neurosciences, Inc. as of December 31, 2024, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, have been audited by Assurance Dimensions, LLC, independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

S-19

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Jupiter. The SEC’s website can be found at www.sec.gov.

These documents are also available, free of charge, through the Investors section of our website. We maintain a website at www.jupiterneurosciences.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

S-20

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026, and August 14, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 20, 2026, February 27, 2026, May 20, 2026, May 21, 2026, June 5, 2026, June 22, 2026, June 30, 2026, July 21, 2026, July 27, 2026, July 28, 2026 and August 6, 2026 (except for any information furnished under Items 2.02 or 7.01 and exhibits furnished thereto); and

●	the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, and including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this prospectus supplement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Jupiter Neurosciences, Inc.

1001 North US HWY 1, Suite 504

Jupiter, Florida 33477

Telephone: (561) 406-6154

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

S-21

PROSPECTUS

Jupiter Neurosciences, Inc.

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “JUNS.” On April 14, 2026, the last reported sale price of our common stock was $0.3940 per share. You are urged to obtain current market quotations of our common stock. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable. As of the date of this prospectus, we have no preferred stock, debt securities, warrants, rights or units listed or quoted on any securities exchange or other nationally recognized trading market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $13,632,945, which was calculated based on 22,608,533 shares of our outstanding common stock held by non-affiliates at a price of $0.603 per share, the closing price of our common stock on February 15, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Jupiter ,” “JUNS,” “the Company,” “we,” “us,” “our” and similar terms refer to Jupiter Neurosciences, Inc.

1

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed audited and unaudited financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Jupiter Neurosciences, Inc. is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company is advancing a therapeutic pipeline targeting central nervous system (“CNS”) disorders and rare diseases, while also expanding into the consumer market with its Nugevia™ product line. Both efforts are powered by JOTROL™, Jupiter’s proprietary, enhanced resveratrol formulation that has demonstrated potential for significantly improved bioavailability in an FDA regulated Phase I study. The Company’s therapeutic development pipeline is focused broadly on CNS disorders, presently with a Phase IIa clinical study in Parkinson’s disease. The Company’s Nugevia product line brings cutting edge science to the supplement space, supporting mental clarity, skin health, and mitochondrial function.

The Company completed preclinical studies at the University of Miami for Parkinson’s Disease in 2021. These studies used a validated mouse model to mimic human disease characteristics. JOTROL™ demonstrated consistent improvements in motor coordination, endurance, and strength across multiple endpoints in a validated Parkinson’s disease model, with statistically significant benefits versus untreated disease controls. The promising results have led the Company to initiate a Phase IIa clinical trial for Parkinson’s Disease, which received final IND approval by the FDA in November of 2025 and is expected to start in the second quarter of 2026, with results anticipated 12 months later. The Company also aims to investigate other CNS indications, such as Mild Cognitive Impairment (“MCI”) and Alzheimer’s disease, following the Parkinson’s study.

The Company believes, based on pre-clinical and clinical studies, that high doses of resveratrol are necessary for potential therapeutic effects. Currently available resveratrol products cannot reach these levels without causing severe gastrointestinal side effects. Human studies evaluating resveratrol in Alzheimer’s patients (Turner et al 2015) and Friedreich’s Ataxia patients (Yu et al 2015) indicate the concentration of resveratrol at its peak (CMax) measured in blood plasma should be 300 ng/ml or higher for a potential therapeutic effect. A Phase 1 study with 500mg of resveratrol as a maximum dose in the JOTROL™ formulation showed levels of resveratrol exceeding 800 ng/ml without generating any severe adverse events (AAPS Open 2022). Resveratrol was shown in the Turner Alzheimer’s study to cross the blood-brain barrier, possibly indicating a potential for positive effects on oxidative stress and inflammation. Subsequent analysis published in Molecular Science 2025 (Mousa et al) further indicates that resveratrol may have an impact on neurodegeneration and neuroinflammation in Alzheimer’s patients.

Over the past two years, JOTROL™ has garnered significant interest from Asian organizations. This interest is partly due to resveratrol’s use in Asian herbal medicines, recent patent approvals in Hong Kong and China, and China’s list of rare disease indications where JOTROL™ could be applicable. Additionally, recent publications in the Journal of Alzheimer’s Disease and AAPS Open, along with the projected growth of the Traditional Chinese Medicine market, have contributed to this interest.

The Company has entered service agreements with firms in Hong Kong to accelerate product development in Southeast Asia. These agreements aim to leverage local expertise and networks to facilitate market entry and potential out-licensing deals. The Company entered into an agreement with Dominant Treasure Health to expand its business development in China, Malaysia, and Singapore, aiming to penetrate the large and challenging Asian market.

In March 2025, the Company unveiled a new strategic initiative to introduce Nugevia—a consumer-oriented product line dedicated to longevity and wellness. This initiative aims to meet the rising demand for scientifically backed wellness solutions by developing nutritional products that support both longevity and health span. Positioned within a rapidly growing global industry expected to reach $8 trillion by 2030, Nugevia products will leverage Jupiter’s proprietary JOTROL™ technology, a resveratrol-based platform that is designed to deliver an increase in the bioavailability profile of resveratrol.

2

The first products under the Nugevia brand, focusing on supporting longevity and health span are available for sale and shipments began in the fourth quarter of 2025 through a direct-to-consumer model. The products are:

● Nugevia GLO (“GLO”), which helps promote and support cellular functions and skin vitality;

● Nugevia MND (“MND”), which supports cognitive resilience; and

● Nugevia PWR (“PWR”), which helps support mitochondrial function, which is a key for sustained growth and performance.

The three debut formulations—GLO, MND, and PWR—are designed to support wellness and longevity through intelligent stacking of synergistic ingredients, all enhanced for optimal absorption via the JOTROL™ system.

The Company plans to market these products in the U.S. and internationally.

Nugevia’s launch is a pivotal move to monetize Jupiter’s proprietary science, support ongoing clinical trials, and capture a share of the booming longevity market.

The Company operates through two segments: (i) the sale of premium nutritional supplements under the Nugevia brand, and (ii) pharmaceutical operations centered on the development of drug candidates.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is $1.235 billion or more, or our non-convertible debt issued within a three year period exceeds $1 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

3

Corporate Information

We are currently incorporated in the State of Delaware. Our principal executive offices are located at 1001 North US Hwy 1, Suite 504, Jupiter, Florida 33477, and our telephone number is (561) 406-6154. Our website address is www.jupiterneurosciences.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Recent Developments

Note payable, related party

On October 1, 2025, the Company repaid in full the unsecured, on demand working capital loan from its Chief Executive Officer, which accrued interest at 3% per annum. The repayment consisted of the outstanding principal balance of $146,432 and accrued but unpaid interest of $4,350, for an aggregate payment of $150,782. Following the repayment, no amounts remained outstanding under the loan.

Standby Equity Purchase Agreement and Convertible Promissory Notes

On October 24, 2025, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, we have the right, but not the obligation, to issue and sell to Yorkville, from time to time, up to $20.0 million of shares of our common stock (the “SEPA Shares”), subject to certain limitations and conditions set forth in the SEPA.

In addition, pursuant to the SEPA, we may request, and Yorkville may, in its sole discretion, elect to provide, one or more prepaid advances (each, a “Prepaid Advance” and collectively, the “Prepaid Advances”), pursuant to which Yorkville would advance funds to us and we would issue to Yorkville a promissory note evidencing such Prepaid Advance. We requested, and Yorkville funded, two Prepaid Advances in an aggregate amount of $6.0 million as described below. Each Prepaid Advance is expected to be repaid through the issuance of SEPA Shares at a price per share determined in accordance with the terms of the SEPA, which is generally based on a discount to the prevailing market price of our common stock during a specified pricing period, unless earlier repaid in cash at our option, subject to the terms of the SEPA. Accordingly, the number of SEPA Shares issuable upon settlement of any Prepaid Advance will depend on the market price of our common stock at the time of such settlement and cannot be determined at the time such Prepaid Advance is made or thereafter until settlement.

As consideration for Yorkville’s commitment to purchase common stock at the Company’s direction pursuant the SEPA, the Company (i) paid to Yorkville a cash “structuring fee” in the amount of $25,000 and (ii) upon execution of the SEPA, issued to Yorkville 131,909 Commitment Shares, which have a total aggregate dollar value equal to $200,000, or 1.0% of Yorkville’s $20.0 million aggregate purchase commitment under the SEPA (each Commitment Share valued at approximately $1.5162 per share, representing the VWAP on October 23, 2025, the trading day immediately prior to the date of execution of the SEPA, rounded to the nearest whole share).

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville provided us with a Prepaid Advance of $6.0 million, funded in two tranches, in exchange for our issuance of convertible promissory notes (each, a “Convertible Note” and collectively, the “2025 Convertible Notes” or “2025 Notes”). On October 27, 2025, we received the first tranche of the Prepaid Advance in the amount of $3,720,000 and issued to Yorkville a Convertible Note in the principal amount of $4.0 million (the “First Convertible Note”), which was issued with an original issue discount of 7.0%. The First Convertible Note is initially convertible into shares of our common stock at a fixed conversion price of $1.50 per share.

Subsequently, upon satisfaction of the applicable conditions, on December 23, 2025 we received the second tranche of the Prepaid Advance in the amount of $1,860,000 and issued to Yorkville a Convertible Note in the principal amount of $2.0 million (the “Second Convertible Note”), which was issued with an original issue discount of 7.0% and is initially convertible into shares of our common stock at a fixed conversion price of $1.50 per share.

Interest accrues on the outstanding balance of each Convertible Note at a rate of 8% per annum, subject to an increase to 18% upon the occurrence of certain events of default, and each Convertible Note matures on October 24, 2026.

We and Yorkville also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement registering the resale by Yorkville of the SEPA Shares, including SEPA Shares issuable upon settlement of the Prepaid Advances. On November 26, 2025, we filed a registration statement on Form S-1 (File No. 333-291832) with the SEC (the “Registration Statement”) for the resale by Yorkville of 10,000,000 SEPA Shares, which was declared effective by the SEC on December 11, 2025.

As of the date of this prospectus, we have issued and sold approximately 1.1 million SEPA Shares to Yorkville pursuant to the SEPA, including SEPA Shares issued in connection with the settlement of Prepaid Advances and upon conversion of the Convertible Notes, for aggregate net proceeds to us of approximately $625,748. We may continue to issue SEPA Shares to Yorkville pursuant to the SEPA, including in connection with any outstanding or future Prepaid Advances or conversions of Convertible Notes, subject to the terms and conditions of the SEPA.

4

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Jupiter. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	Our substantial amount of indebtedness associated with the convertible promissory notes issued in connection with the Standby Equity Purchase Agreement may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness;

●	Low trading volume in our common stock may limit or prevent our ability to draw on the Standby Equity Purchase Agreement to pay down the convertible promissory notes;

●	We have not generated meaningful revenue from product sales to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future;

●	Our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2025 and 2024;

●	We will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts;

●	Raising additional capital may cause substantial dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates;

●	Our business and future prospects with the Nugevia brand and our pharmaceutical products are significantly dependent on our exclusive, worldwide license agreement with Aquanova. Any adverse development related to this license agreement could materially and adversely affect our operations, financial condition, and results of operations;

●	Clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidate may not demonstrate safety and efficacy to the satisfaction of the FDA, EMA or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates;

●	We have limited resources and are currently focusing the majority of our efforts on developing JOTROL™ for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable;

6

●	We face significant competition and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the products we develop, our commercial opportunities will be negatively impacted;

●	We may not be successful in our efforts to develop our proprietary drug delivery platform, JOTROL™, to build a pipeline of indications;

●	The FDA, EMA and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction;

●	We may face difficulties from changes to current regulations and future legislation;

●	Our success is highly dependent on our ability to attract and retain highly skilled executive officers and employees;

●	The Company’s failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of its securities;

●	The price of our common stock could be subject to rapid and substantial volatility. A “short squeeze” due to a sudden increase in demand for shares of our common stock could lead to extreme price volatility in shares of our common stock. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading;

●	the effects of the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide from the conflict between Russia and Ukraine as well as the conflict in the Middle East; and

●	other factors described from time to time in documents that we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

7

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

8

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange on which such offered securities may be listed; and

●	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

●	The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of the sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made to underwriters, through agents or directly to the public;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

9

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.

10

Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in one business day unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

11

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	debt securities;

●	warrants to purchase shares of common stock, preferred stock and/or debt securities;

●	rights to purchase shares of common stock, preferred stock or debt securities; and

●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, rights and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

12

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation, as amended, our amended and restated bylaws, as amended, and applicable provisions of law, are summaries. You should also refer to the amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, which are filed as exhibits to the registration statement of which this prospectus is part.

Authorized Capital Stock

As of March 28, 2026, our authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $0.0001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share. At March 31, 2026, we had 36,281,252 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

As of March 28, 2026, there were 31 holders of record of our Common Stock and no holders of record of our Preferred Stock.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

Dividends

The holders of shares of our common stock are entitled to dividends when and as declared by the Board from funds legally available therefor if, as and when determined by the Board of Directors of the Company in their sole discretion, subject to provisions of law, and any provision of the Company’s Certificate of Incorporation, as amended from time to time. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities.

Preemptive and Similar Rights

The holders of our common stock have no preemptive or similar rights.

Preferred Stock

The board of directors shall have the authority to authorize the issuance of the preferred stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

The shares of each class or series of the preferred stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the preferred stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the preferred stock not designated for any existing class or series of the preferred stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the preferred stock.

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, as Amended, and Our Amended and Restated Bylaws, as Amended

Provisions of our certificate of incorporation, as amended, and our amended and restated bylaws, as amended (“bylaws”), could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

13

Removal of Directors. Our amended and restated bylaws provide that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies. Our amended and restated bylaws provide the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors

Preferred Stock. Our certificate of incorporation, as amended, authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Amendment of Bylaws. Our certificate of incorporation, as amended, and our amended and restated bylaws provide that the bylaws may be altered, amended or repealed by our board of directors by an affirmative vote of a majority of the board of directors at any regular or special meeting of the board of directors. In addition, stockholders may amend the bylaws in accordance with the DGCL.

Limitation of Liability. Our certificate of incorporation, as amended, provides for the limitation of liability of our directors to the fullest extent permitted by the DGCL and permits us to indemnify our directors and officers, including as provided in our amended and restated bylaws and indemnification agreements.

Special Stockholders Meeting. The amended and restated bylaws provide that a special meeting of the stockholders may only be called by a majority of the board of directors.

Nominations of Directors. The amended and restated bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

14

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Exclusive Forum Provision

Section IX of our certificate of incorporation, as amended, and Section 7.4 of our amended and restated bylaws provide that “unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation, as amended, and our amended and restated bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 of our amended and restated bylaws provides that “if any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

Our amended and restated bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the amended and restated bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our amended and restated bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our amended and restated bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Stock Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “JUNS.”

Transfer Agent and Registrar

Our transfer agent is Equiniti Trust Company. The transfer agent address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120, and its telephone number is (800) 401-1957.

15

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

All references in this section, “Description of Debt Securities,” to “Jupiter,” the “Company”, “we”, “us”, “our”, the “registrant” or similar words are solely to Jupiter Neurosciences, Inc., and not to its subsidiaries.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

16

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Jupiter Neurosciences, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

17

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,

(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or

(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

(5)	we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,

(B)	consent to the entry of an order for relief against us in an involuntary case,

(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or

(D)	make a general assignment for the benefit of our creditors; or

(6)	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

18

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

●	change the fixed maturity of or the time for payment of interest on any debt security;

●	reduce the principal, premium or interest payable with respect to any debt security;

●	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

●	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

●	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver; make any change that materially adversely affects the right to convert any debt security; waive any Default in payment of principal of or interest on a debt security; or

●	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

●	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

●	cure any ambiguity, omission, defect or inconsistency;

●	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

●	create a series and establish its terms;

●	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

●	provide for uncertificated or unregistered securities;

●	make any change that does not adversely affect the rights of any securityholder;

●	add to our covenants; or

●	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

19

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture.

The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

20

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

21

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

22

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

23

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The balance sheet of Jupiter Neurosciences, Inc. as of December 31, 2025, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of Jupiter Neurosciences, Inc. as of December 31, 2024, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, have been audited by Assurance Dimensions, LLC, independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern.  Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.jupiterneurosciences.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

24

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026;

●	our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on February 20, 2026 and February 27, 2026;

●	the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, and including any amendments and reports filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Jupiter Neurosciences, Inc.

1001 North US HWY 1, Suite 504

Jupiter, FL

Telephone: (561) 406-6154

You may also access these documents on our website, www.jupiterneurosciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

25